Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-269386) of Ellington Financial Inc. of our report dated March 31, 2023 relating to the financial statements of Arlington Asset Investment Corp., which appears in this Current Report on Form 8-K.
/s/ PricewaterhouseCoopers LLP
Washington, DC
February 23, 2024